UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 5, 2018

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North

Orem, UT 84097

(Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Private Company’s Assets

On March 5, 2018, New Bridge Global Ventures, Inc. (the “Company”) closed on an Asset Purchase Agreement (the “Purchase Agreement” and the “Closing”) with Elevated Portfolio Holdings, LLC (“Elevated”), whereby Elevated Education Inc., a wholly owned subsidiary of the Company (“Subsidiary”) purchased the assets of Elevated for 2,000,000 shares (“Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). Elevated offers medically focused education modules to health professionals about the use of cannabis for health and wellness.

A form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The Shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

Financial Statements.  The financial statements required to be filed in conjunction with this Form 8-K will be filed in an amendment within 71 calendar days from the Closing and pursuant to Item 9.01 of Form 8-K.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number 10.1	Description of Exhibits Asset Purchase Agreement (filed with Current Report on Form 8K on February 27, 2018)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 6th day of March, 2018.

NEWBRIDGE GLOBAL VENTURES, INC.
By:	/s/ Mark T. Mersman
	Name:	Mark T. Mersman
	Title:	Chief Executive Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 10.1	Description of Exhibits Asset Purchase Agreement